Exhibit 99.1
OpenText Buys Micro Focus

Waterloo, ON – January 31, 2023 - OpenText™ (NASDAQ: OTEX), (TSX: OTEX) announced today that it has closed the previously announced acquisition (the “Acquisition”) of Micro Focus International plc (“Micro Focus”), a leading provider of mission-critical software technology and services that help customers accelerate digital transformation.

“I would like to welcome Micro Focus customers, partners and employees to OpenText,” said OpenText CEO & CTO Mark J. Barrenechea. “Digital life is life, and with Micro Focus’ great products and talent, we will help organizations of all sizes accelerate their digital transformation.”

Barrenechea further added, “With this acquisition, OpenText’s corporate mission expands to help enterprise professionals secure their operations, gain more insight into their information, and better manage an increasingly hybrid and complex digital fabric with a new generation of tools that include Cybersecurity, Digital Operations Management, Applications Modernization & Delivery and AI & Analytics. This new generation of Information Management software will help organizations accelerate their digital transformation and drive growth while reducing costs.”

Preliminary Financial Overview
Further information on our financial performance, as well as updated models, will be provided when OpenText reports its second quarter Fiscal 2023 financial & business results on February 2, 2023.

Closing Terms of the Acquisition
•Total purchase price of approximately $5.8 billion, inclusive of Micro Focus’ cash and debt, subject to final adjustments
•Total purchase price is 2.3x Micro Focus’ TTM revenues(1)
•Total purchase price is 6.7x Micro Focus’ TTM adjusted EBITDA(2)
•Immediately accretive to F’23 adjusted EBITDA dollars
•Expected to be on the OpenText operating model within 6 full quarters or sooner
•Net leverage(3) expected to be less than 3x within 8 full quarters or sooner
•Consistent with previously announced cost synergies of $400 million, expect to balance the combined company through an approximate 8% workforce reduction due to the acquisition of Micro Focus

“We have a structured and disciplined approach to M&A. The last six months of planning has led us to a defined integration plan to deliver on our committed outcomes. We are ready and excited about winning the Information Management market, strong customer outcomes, and company growth and expanded cash flows,” concluded Barrenechea.

About OpenText
OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2023 (Fiscal 2023) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, the associated benefits of the Acquisition, including the Acquisition being immediately accretive to adjusted EBITDA dollars, the expectation to be on the OpenText operating model and net leverage reduction, new platform and product offerings and associated benefits to customers, scaling OpenText, expected cost synergies, and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; our ability to integrate successfully Micro Focus’ operations and programs, including incurring unanticipated costs, delays or difficulties; duration and severity of the COVID-19 pandemic, including any new strains or resurgence; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release include certain "non-GAAP measures." Please refer to the Company's "Reconciliation of selected GAAP-based measures to Non-GAAP-based measures" included within the Company's current and historical filings on Forms 10-Q, 10-K and 8-K for more information on the use of non-GAAP measures by the Company.

Copyright © 2023 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.

Note: All dollar amounts in this press release are in US dollars unless otherwise indicated.

(1)    TTM revenue represents Micro Focus’ unaudited revenue for the twelve months ended October 31, 2022, excluding Digital Safe revenue, based on IFRS standards.
(2)    TTM adjusted EBITDA is a non-IFRS financial measure and represents Micro Focus’ unaudited adjusted EBITDA for the twelve months ended October 31, 2022, excluding Digital Safe.
(3)    Consolidated Net Leverage Ratio (pro forma) is calculated using bank covenant methodology.

Further information, please contact:

Harry E. Blount
Senior Vice President, Investor Relations
OpenText Corporation
415-963-0825
investors@opentext.com